UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2020 (October 21, 2020)

BCLS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39646	98-1554961
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)

(617) 516-2000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per Share	BLSA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2020, the Registration Statement on Form S-1 (File No. 333- 249284) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of BCLS Acquisition Corp. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On October 26, 2020 the Company consummated the IPO of 14,375,000 Class A ordinary shares, $0.0001 par value per share (the “Public Shares”), which includes the exercise in full of the underwriters’ option to purchase an additional 1,875,000 Public Shares at the initial public offering price to cover over-allotments. The Public Shares were sold at an offering price of $10.00 per Public Share, generating gross proceeds of $143,750,000. Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•

an Underwriting Agreement, dated October 21, 2020, among the Company and Goldman Sachs & Co. LLC and Jefferies LLC, as representatives of the underwriters named in Schedule I therein, which contains customary representations and warranties and indemnification of the underwriter by the Company;

•

a Private Placement Shares Purchase Agreement, dated October 21, 2020, between the Company and BCLS Acquisition Holdings, LP (the “Sponsor”), pursuant to which the Sponsor purchased 487,500 Class A ordinary shares in a private placement (the “Private Placement Shares”);

•

an Investment Management Trust Agreement, dated October 26, 2020, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Shares, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•

a Registration and Shareholder Rights Agreement, dated October 26, 2020, among the Company, the Sponsor and certain equityholders of the Company, which provides for customary demand and piggy-back registration rights for the Sponsor, and customary piggy-back registration rights for such other equityholders, and, upon and following consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

•

Letter Agreement, dated October 21, 2020, among the Company, the Sponsor and each executive officer and director of the Company, pursuant to which each of the Sponsor and each executive officer and director of the Company has agreed to vote any Class A ordinary shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months of the date hereof; to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor; and

•

an Administrative Services Agreement, dated October 26, 2020, between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space, secretarial and administrative services, as may be required by the Company from time to time, for $10,000 per month until the earlier of the Company’s completion of its initial business combination or liquidation.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Public Shares, the Company consummated the private placement of 487,500 Private Placement Shares at a price of $10.00 per Private Placement Share, generating total proceeds of $4,875,000. The Private Placement Shares purchased by the Sponsor are substantially similar to the Public Shares, except that if held by the Sponsor or its permitted transferees, they will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination, subject to certain limited exceptions.

Item 5.03.	Amendments to Memorandum and Articles of Association.

On October 21, 2020 and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement among the Company, Goldman Sachs & Co. LLC and Jefferies LLC

3.1	Amended and Restated Memorandum and Articles of Association

10.1	Private Placement Shares Purchase Agreement between the Company and the Sponsor

10.2	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company

10.3	Registration and Shareholder Rights Agreement among the Company, the Sponsor and certain other equityholders named therein

10.4	Letter Agreement among the Company, the Sponsor and the Company’s officers and directors

10.5	Administrative Services Agreement between the Company and the Sponsor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2020	BCLS ACQUISITION CORP.

	By:	/s/ Jeffrey Schwartz
	Name:	Jeffrey Schwartz
	Title:	Chief Executive Officer